Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the following Registration Statements of Pike Electric Corporation of our reports dated September 4, 2013, with respect to the consolidated financial statements and schedule of Pike Electric Corporation, and the effectiveness of internal control over financial reporting of Pike Electric Corporation, included in its Annual Report (Form 10-K) for the year ended June 30, 2013, filed with the Securities and Exchange Commission.

1.	Registration Statement (Form S-8 No. 333-126902) pertaining to the Pike Holdings, Inc. 2002 Stock Option Plan A, Pike Holdings, Inc. 2002 Stock Option Plan B, and Pike Electric Corporation 2005 Omnibus Incentive Compensation Plan,
2.	Registration Statement (Form S-8 No. 333-150815) pertaining to the Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan,
3.	Registration Statement (Form S-8 No. 333-130087) pertaining to the Pike Electric Corporation Employee Stock Purchase Plan,
4.	Registration Statement (Form S-8 No. 333-172446) pertaining to the Pike Compensation Deferral Plan, and
5.	Registration Statement (Form S-8 No. 333-177894) pertaining to the Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan as Amended and Restated Effective November 3, 2011.

/s/ Ernst & Young LLP

Charlotte, North Carolina

November 7, 2013